UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-7615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, Kirby Corporation (the “Company”) filed a Form 8-K under Item 5.02 pursuant to which it announced that the Board of Directors (the “Board”) of the Company had elected Tanya S. Beder to its Board effective October 29, 2019.  At that time, Ms. Beder had not been appointed to any committees of the Board.

On July 28, 2020, the Board of the Company appointed Ms. Beder to the Audit Committee of the Board.  The Board determined that Ms. Beder qualifies as “independent” in accordance with NYSE listing requirements, including the requirements specifically applicable to audit committee members as that term is defined in Securities and Exchange Commission rules.  Ms. Beder is currently the Chairman and CEO of a firm she founded, SBCC Group, ‘Strategy Building and Crisis Control’, where she heads the global strategy, risk, fintech and asset management practices.

As a non-employee director, Ms. Beder is entitled to receive cash compensation and grants of restricted stock or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company and committees of the Board.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release dated October 29, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

	By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer
Date: July 31, 2020